EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 filed on May 20, 2005 of Midwest Banc Holdings, Inc. of our report dated January 17, 2003, except for Note 27, which is as of April 14, 2003, on the consolidated statements of income, stockholders’ equity, and cash flows for the year ended December 31, 2002 which report is incorporated by reference in this Annual Report on Form 10-K/A of Midwest Banc Holdings, Inc. for the year ended December 31, 2004.

Crowe Chizek and Company LLC

Oak Brook, Illinois
May 20, 2005

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